EXHIBIT (5)

        Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the relating to the issuance of shares of securities
                   pursuant to the above Consulting Agreements

                              ATLAS PEARLMAN TROP
                                  [LETTERHEAD]

                                            Direct Line: (954) 766-7816



                                                   May 23, 1996

Weitzer Homebuilders Incorporated
5901 N.W. 151st Street
Miami Lakes, FL 33014

         RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by Weitzer Homebuilders Incorporated (the "Company") of 350,000 shares of Class A Common Stock, par value $.01 per share (the "Common Stock") issued pursuant to certain Consulting Agreements (the "Agreements").

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreements, the Company's Certificate of Incorporation, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Agreements will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                         Very truly yours,

                                         ATLAS, PEARLMAN, TROP & BORKSON, P.A.





JDM/bb
cc:      Mr. Tim Hart